Exhibit 99.1

Surmodics Reports Second Quarter Fiscal 2020 Results and Provides COVID-19 Pandemic Update

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--April 29, 2020--Surmodics, Inc. (Nasdaq: SRDX), a leading provider of medical device and in vitro diagnostic technologies to the healthcare industry, today announced results for its fiscal 2020 second quarter ended March 31, 2020, and suspended its financial guidance for fiscal 2020.

Summary of Second Quarter and Recent Highlights

  Revenue of $22.8 million, an increase of 1% year-over-year
  GAAP EPS of $0.11, non-GAAP EPS of $0.04
  Cash and short-term investments of $48.4 million
  CE Mark clearance received for Telemark™ coronary/peripheral support microcatheter
  Partnership announced with Cook Medical for commercialization of .014” and .018” low-profile PTA balloon catheters

“Our customers depend on Surmodics as a critical supplier, with thousands of vital medical device procedures and in vitro diagnostic tests relying on our products every day. The health and safety of our employees is our top priority, and I want to thank our team for their courage and commitment through this COVID-19 health crisis,” said Gary Maharaj, President and CEO of Surmodics, Inc. “While we are operating in an evolving and uncertain environment, our healthy balance sheet, strength of our supply chain, and dedicated team will enable us to continue to effectively operate during these challenging times.”

Response to COVID-19 Pandemic

Since the emergence of COVID-19 in the U.S. and Europe, Surmodics has responded with preparation and action to mitigate the impact of this outbreak on our employees, our community and our mission. In response to directives and recommendations from federal and local government and health agencies, many of the Company’s U.S. and Ireland-based employees have been enabled to work from home. Consistent with applicable government guidance, Surmodics is maintaining its U.S. and Ireland manufacturing operations in order to ensure the uninterrupted supply of our medical device and in vitro diagnostic products and technologies, which are essential for our customers to provide often life-saving care to patients. With workplace health and safety a top priority, Surmodics has implemented recommended best practices to protect our employees. While great uncertainty remains about the duration and impacts of the COVID-19 pandemic, Surmodics management remains confident in the long-term underlying strength of the Company’s customer base, innovation pipeline, business model and balance sheet.

Second Quarter Fiscal 2020 Financial Results

Total revenue for the second quarter of fiscal 2020 was $22.8 million, as compared with $22.7 million in the prior-year period. Medical Device revenue was $16.3 million in the second quarter of fiscal 2020, as compared with $17.3 million in the year-ago period, a decrease of 6%. Medical Device revenue was significantly impacted both by the expiration of the Company’s fourth generation hydrophilic coating patents and by postponement of non-essential procedures as a result of the COVID-19 pandemic. In Vitro Diagnostics revenue was $6.5 million for the second quarter of fiscal 2020, as compared with $5.4 million in the same prior-year quarter, an increase of 21%.

Diluted GAAP earnings per share in the second quarter of fiscal 2020 was $0.11, as compared with $0.09 in the year-ago period. On a non-GAAP basis, earnings per share was $0.04 in the second quarter of fiscal 2020, as compared with $0.07 in the year-ago period.

As of March 31, 2020, cash and short-term investments totaled $48.4 million. Surmodics generated $2.2 million of cash from operating activities in the second quarter of fiscal 2020. Capital expenditures totaled $0.6 million for the second quarter of fiscal 2020. In response to COVID-19, Surmodics has taken prudent measures including targeted delays in capital expenditures and hiring and reductions in discretionary operating expenses, without sacrificing investments in our key strategic initiatives.

Fiscal 2020 Guidance

Due to the uncertainty surrounding the duration and magnitude of the COVID-19 pandemic, Surmodics is suspending the previously issued financial guidance for fiscal year 2020.

Conference Call Today at 4 p.m. CT (5 p.m. ET)

Surmodics will host a webcast at 4 p.m. CT (5 p.m. ET) today to discuss second quarter results. To access the webcast, go to the investor relations portion of the Company’s website at https://surmodics.gcs-web.com and click on the webcast icon. The webcast will be archived on the Company’s website for 90 days. A replay of the second quarter conference call will be available by dialing 888-203-1112 and entering conference call ID passcode 2200822. The audio replay will be available beginning at 7 p.m. CT on Wednesday, April 29, 2020, until 7 p.m. CT on Wednesday, May 6, 2020.

About Surmodics, Inc.

Surmodics is the global leader in surface modification technologies for intravascular medical devices and a leading provider of chemical components for in vitro diagnostic (IVD) immunoassay tests and microarrays. Surmodics is pursuing highly differentiated medical devices that are designed to address unmet clinical needs and engineered to the most demanding requirements. This key growth strategy leverages the combination of the Company’s expertise in proprietary surface technologies, along with enhanced device design, development and manufacturing capabilities. The Company mission remains to improve the detection and treatment of disease. Surmodics is headquartered in Eden Prairie, Minnesota. For more information, visit www.surmodics.com. The content of Surmodics’ website is not part of this press release or part of any filings that the company makes with the Securities and Exchange Commission(“SEC”).

Safe Harbor for Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about beliefs and expectations regarding the Company’s ability to continue to operate effectively during COVID-19 challenges, expectations about the impact of delayed elective procedures on our medical device business, expectations about clinical trial data, and statements about initiating future clinical trials, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, without limitation: (1) our ability to successfully develop and commercialize our SurVeilTM DCB (including realization of the full potential benefits of our agreement with Abbott), AvessTM DCB, SundanceTM DCB and other proprietary products; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies; (3) possible adverse market conditions and possible adverse impacts on our cash flows; (4) the impacts, duration and severity of the global COVID-19 pandemic and the effects of responses to it on healthcare systems, the general economy, our business partners, and our operations; and (5) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at https://surmodics.gcs-web.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Surmodics is reporting non-GAAP financial results including EBITDA and Adjusted EBITDA, non-GAAP operating income, non-GAAP operating income percentage, non-GAAP income before income taxes, non-GAAP net income, and non-GAAP diluted earnings per share, and the non-GAAP effective income tax rate. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financial statements, provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payouts under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

Surmodics, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (in thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2020	2019	2020	2019

Revenue:
Product sales	$11,770	$9,887	$21,744	$19,638
Royalties and license fees	8,221	9,932	18,369	20,028
Research, development and other	2,831	2,857	5,325	5,251
Total revenue	22,822	22,676	45,438	44,917
Operating costs and expenses:
Product costs	3,769	3,093	6,972	6,616
Research and development	11,935	13,555	24,077	25,041
Selling, general and administrative	6,733	4,876	13,676	10,825
Acquired intangible asset amortization	541	604	1,135	1,210
Contingent consideration gain	—	(317)	—	(352)
Total operating costs and expenses	22,978	21,811	45,860	43,340
Operating (loss) income	(156)	865	(422)	1,577
Other (expense) income	(329)	235	(165)	657
(Loss) income before income taxes	(485)	1,100	(587)	2,234
Income tax benefit	1,947	162	2,197	338
Net income	$1,462	$1,262	$1,610	$2,572

Basic net income per share	$0.11	$0.09	$0.12	$0.19

Diluted net income per share	$0.11	$0.09	$0.12	$0.19

Weighted average number of shares outstanding:
Basic	13,507	13,390	13,474	13,379
Diluted	13,751	13,785	13,779	13,816

Surmodics, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands)

	March 31,	September 30,
	2020	2019
Assets	(Unaudited)	(See note)
Current Assets:
Cash and cash equivalents	$15,208	$30,361
Available-for-sale securities	33,190	24,931
Accounts receivable, net	8,886	8,993
Contract assets - royalties and license fees	6,282	8,210
Inventories, net	5,740	4,501
Prepaids and other	7,995	4,424
Total Current Assets	77,301	81,420
Property and equipment, net	29,785	29,748
Deferred tax assets	4,788	6,176
Intangible assets, net	13,037	14,226
Goodwill	26,276	26,171
Other assets	4,360	2,124
Total Assets	$155,547	$159,865
Liabilities and Stockholders’ Equity
Current Liabilities:
Contingent consideration, current portion	—	3,200
Deferred revenue	4,675	5,553
Other current liabilities	8,603	11,456
Total Current Liabilities	13,278	20,209
Deferred revenue	9,861	11,628
Other long-term liabilities	7,442	5,512
Total Liabilities	30,581	37,349
Total Stockholders’ Equity	124,966	122,516
Total Liabilities and Stockholders’ Equity	$155,547	$159,865

Note: Derived from audited financial statements as of the date indicated.

Surmodics, Inc. and Subsidiaries Supplemental Segment Information (in thousands) (Unaudited)

	Three Months Ended March 31,
	2020		2019
Revenue:		% of Total		% of Total	% Change
Medical Device	$16,304	71.4%	$17,301	76.3%	(5.8)%
In Vitro Diagnostics	6,518	28.6%	5,375	23.7%	21.3%
Total revenue	$22,822		$22,676		0.6%

	Six Months Ended March 31,
	2020		2019
Revenue:		% of Total		% of Total	% Change
Medical Device	$33,708	74.2%	$34,559	76.9%	(2.5)%
In Vitro Diagnostics	11,730	25.8%	10,358	23.1%	13.2%
Total revenue	$45,438		$44,917		1.2%

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Operating (loss) income:
Medical Device	$(1,453)	$(23)	$(1,876)	$334
In Vitro Diagnostics	3,462	2,915	6,061	5,370
Total segment operating income	2,009	2,892	4,185	5,704
Corporate	(2,165)	(2,027)	(4,607)	(4,127)
Total operating (loss) income	$(156)	$865	$(422)	$1,577

Surmodics, Inc. and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Amounts Schedule of EBITDA, Adjusted EBITDA and Cash Flows from Operations (in thousands) (Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
EBITDA and Adjusted EBITDA
Net income	$1,462	$1,262	$1,610	$2,572
Income tax benefit	(1,947)	(162)	(2,197)	(338)
Depreciation and amortization	1,796	1,819	3,600	3,575
Investment income, net	(210)	(265)	(460)	(581)
Interest expense	30	37	70	74
EBITDA	1,131	2,691	2,623	5,302

Adjustments:
Contingent consideration gain (1)	—	(317)	—	(352)
Foreign exchange gain (2)	—	—	—	(126)
Loss (gain) on strategic investments (4)	479	—	479	(7)
Claim settlement (7)	—	(650)	—	(650)
Adjusted EBITDA	$1,610	$1,724	$3,102	$4,167

Cash Flows from Operations
Net cash provided by (used in) operating activities	$2,166	$1,467	$1,257	$(3,938)

Surmodics, Inc., and Subsidiaries Net Income and Diluted EPS GAAP to Non-GAAP Reconciliation (in thousands, except per share data) (Unaudited)

	For the Three Months Ended March 31, 2020
	Total Revenue	Operating (Loss) Income	Operating (Loss) Income Percentage	(Loss) Income Before Income Taxes	Net Income (6)	Diluted EPS	Effective tax rate
GAAP	$22,822	$(156)	(0.7)%	$(485)	$1,462	$0.11	401.4%
Adjustments:
Amortization of acquired intangible assets (3)	—	541	2.4%	541	507	0.03
Loss on strategic investment (4)	—	—	—	479	378	0.03
Tax impact of CARES Act (5)	—	—	—	—	(1,768)	(0.13)
Non-GAAP	$22,822	$385	1.7%	$535	$579	$0.04	(8.2)%
	For the Three Months Ended March 31, 2019
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (6)	Diluted EPS	Effective tax rate
GAAP	$22,676	$865	3.8%	$1,100	$1,262	$0.09	(14.7)%
Adjustments:
Contingent consideration gain (1)	—	(317)	(1.4)%	(317)	(317)	(0.02)
Amortization of acquired intangible assets (3)	—	604	2.7%	604	559	0.04
Claim settlement (7)	—	(650)	(2.9)%	(650)	(514)	(0.04)
Non-GAAP	$22,676	$502	2.2%	$737	$990	$0.07	(34.3)%

Surmodics, Inc., and Subsidiaries Net Income and Diluted EPS GAAP to Non-GAAP Reconciliation – Continued (in thousands, except per share data) (Unaudited)

	For the Six Months Ended March 31, 2020
	Total Revenue	Operating (Loss) Income	Operating (Loss) Income Percentage	(Loss) Income Before Income Taxes	Net Income (6)	Diluted EPS	Effective tax rate
GAAP	$45,438	$(422)	(0.9)%	$(587)	$1,610	$0.12	374.3%
Adjustments:
Amortization of acquired intangible assets (3)	—	1,135	2.5%	1,135	1,056	0.07
Loss on strategic investment (4)	—	—	—	479	378	0.03
Tax impact of CARES Act (5)	—	—	—	—	(1,768)	(0.13)
Non-GAAP	$45,438	$713	1.6%	$1,027	$1,276	$0.09	(24.2)%
	For the Six Months Ended March 31, 2019
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (6)	Diluted EPS	Effective tax rate
GAAP	$44,917	$1,577	3.5%	$2,234	$2,572	$0.19	(15.1)%
Adjustments:
Contingent consideration gain (1)	—	(352)	(0.8)%	(352)	(352)	(0.03)
Foreign exchange gain (2)	—	—	—	(126)	(126)	(0.01)
Amortization of acquired intangible assets (3)	—	1,210	2.7%	1,210	1,121	0.08
Gain on strategic investment (4)	—	—	—	(7)	(7)	—
Claim settlement (7)	—	(650)	(1.4)%	(650)	(514)	(0.04)
Non-GAAP	$44,917	$1,785	4.0%	$2,309	$2,694	$0.19	(16.7)%
(1)

Represents accounting adjustments to state acquisition-related contingent consideration liabilities at their estimated fair value, including accretion for the passage of time as well as adjustments to the liabilities’ fair values related to changes in the timing and/or probability of achieving milestones. These amounts are not taxable or tax deductible.

(2)

Foreign exchange gains and losses are related to marking non-U.S. dollar contingent consideration to period-end or settlement date exchange rates. These gains and losses are not taxable or tax deductible.

(3)	Amortization of acquisition-related intangible assets and associated tax impact. A significant portion of the acquisition-related amortization is not tax deductible.
(4)

In fiscal 2020, represents the loss recognized on the impairment of a strategic investment for which an effective rate of 21% was used to estimate the income tax impact. In fiscal 2019, represents the gain recognized on the sale of a strategic investment which was not tax-effected as it was offset by previously recognized capital losses.

(5)	Represents the income tax benefit recognized from the carryback of net operating losses under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted in March 2020.
(6)

Net income includes the effect of the above adjustments on the income tax benefit, taking into account deferred taxes and non-deductible items. In both fiscal 2020 and fiscal 2019, an effective rate of 21% was used to estimate the income tax impact of the adjustments, except that expenses occurring in Ireland have not been tax-effected as all tax benefits are offset by a full valuation allowance.

(7)	Represents a royalty-related customer claim accrued at $1.0 million in the second quarter of fiscal 2018, settled in the second quarter of 2019 for $0.4 million.

Contacts

Surmodics, Inc.
Tim Arens, 952-500-7000
ir@surmodics.com